UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 31, 2001

(Date of earliest event reported)

CAPTEC NET LEASE REALTY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1045281	38-3368333

(State of Other Jurisdiction Employer of Incorporation)	(Commission File No.)	(I.R.S. Identification No.)

24 Frank Lloyd Wright Drive, Lobby L, Fourth Floor, Ann Arbor Michigan 48106
(Address of Principal Executive Offices)

(734) 994-5505
(Registrant’s Telephone Number)

      Item 5.

      Other Events.

      On August 2, 2001 Captec Net Lease Realty, Inc. (“Captec”) was notified that a lawsuit had been filed against the Company in the Court of Chancery of the State of Delaware in and for New Castle County. The following is intended as a summary of this action and is qualified in its entirety by reference to the complaint filed in this action. The complaint is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

a.	Sagel v.Captec Net Lease Realty, Inc., C.A. 19030 NC Court of Chancery of the State of Delaware in and for New Castle County

      On July 31, 2001 a complaint was filed by Audrey Sagel, a purported stockholder of Captec, individually and on behalf of an alleged class consisting of the public stockholders of Captec, other than the defendants and any person related to or affiliated with the defendants, against Captec and each of Captec’s directors individually in the Court of Chancery of the State of Delaware in and for New Castle County. The allegations of the complaint arise from a July 1, 2001 Agreement and Plan of Merger (the “Merger Agreement”) between Captec and Commercial Net Lease Realty, Inc. (“CNL”) which provides for the merger of Captec with and into CNL with CNL as the surviving corporation (the “Merger”). The complaint alleges, among other things, that the Merger consideration afforded Captec’s stockholders is inadequate and that the defendants breached fiduciary duties owed to plaintiffs and the alleged class by entering into the Merger. The complaint alleges that as part of the Merger, Patrick L. Beach, Captec’s Chairman, President and Chief Executive Officer, will enter into an asset purchase agreement, pursuant to which Mr. Beach will acquire certain non-real estate assets of Captec (the “Asset Purchase”) at substantially less than their actual value for the purpose of personal gain. Also, the complaint alleges that the Asset Purchase by Mr. Beach, will lower the overall value of Captec, thereby preventing the plaintiff and the alleged class from obtaining fair and full merger consideration for their shares of Captec common stock. The complaint also alleges that by agreeing to pay a breakup fee up to $5 million, minus $1 million in expenses to CNL in the event that the merger with CNL is terminated, Captec’s Board of Directors has precluded consideration of a potentially more favorable acquisition proposal from a third party. The complaint further alleges that the alleged class will be irreparably damaged if the Merger is consummated. The complaint seeks a declaration that the suit is properly maintainable as a class action; a preliminary and permanent injunction against the Merger Agreement and Asset Purchase and the consummation of the Merger; rescission of the Merger and/or the Asset Purchase if consummated; and compensatory damages in the amount determined at trial and attorneys’ fees and expenses incurred by the alleged class; and such other relief as the court deems just and proper.

      Captec believes the claims made by Ms. Sagel are without merit and intends to defend vigorously against them.

      Item 7.

      Exhibits.

Exhibit No.

99.1            Complaint in Sagel v. Captec Net Lease Realty, Inc., Del. Ch. C.A. No 19026 NC

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September ___, 2001

/s/ W. Ross Martin

Captec Net Lease Realty, Inc.
W. Ross Martin Executive Vice President and
Chief Financial Officer